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                                  EXHIBIT 11.1

                                DOUBLECLICK INC.
           COMPUTATION OF BASIC AND DILUTED NET LOSS PER COMMON SHARE

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                                                                               NUMBER OF
                                                                              COMMON AND
                                                                                COMMON                         WEIGHTED
                                                                              EQUIVALENT          DAYS         AVERAGE
                                                                                SHARES         OUTSTANDING      SHARES
                                                                                ------         -----------      ------

YEAR ENDED DECEMBER 31, 1997
----------------------------

Class A Common Stock outstanding at January 1, 1997, and exchange
     for Common stock                                                          3,940,890             154      1,662,732
     Stock Options Exercised                                                      28,750              51          5,391

Class B Common Stock outstanding at January 1, 1997, and exchange
     for Common stock                                                          5,118,228             154      2,159,472

Class C Common Stock outstanding at January 1, 1997, and exchange
     for Common stock                                                                  2             154              1

Issuance of Common Stock                                                       5,191,732             210      2,987,024

Issuance of Common Stock upon conversion of convertible note payable             779,302               1          2,135

Stock options exercised                                                          147,938         Various         41,957

Assumed issuance and conversion of convertible preferred stock as of
     January 1, 1997                                                           6,234,434             365      6,234,434

Assumed redemption of Class B and C Common Stock from proceeds of assumed issuance and conversion of convertible preferred stock as of
     January 1, 1997                                                          (3,896,137)            154     (1,643,850)
                                                                                                           --------------

Weighted average shares used in basic net loss per share computation                                         11,449,296
                                                                                                           --------------
Net loss for the year ended December 31, 1997                                                              $ (8,356,261)
                                                                                                           --------------
                                                                                                           --------------
Basic and diluted net loss per share                                                                       $      (0.73)
                                                                                                           --------------
                                                                                                           --------------
YEAR ENDED DECEMBER 31, 1998
----------------------------

Common stock outstanding at January 1, 1998                                    6,118,972             365      6,118,972

Stock options exercised                                                          314,481         Various        157,240

Issuance of common stock                                                       4,025,000             314      3,462,603

Issuance of common stock upon conversion of convertible preferred stock
     upon February 20, 1998 initial public offering                            6,234,434             314      5,363,321

Assumed issuance of conversion of convertible preferred stock for the
     period from January 1, 1998 through February 20, 1998                     6,234,434              51        871,113

Issuance of common stock                                                       2,875,000              15        118,151

Weighted average shares used in basic net loss per share computation
                                                                                                             16,091,400
                                                                                                           --------------
Net loss for the year ended December 31, 1998                                                              $(18,172,151)
                                                                                                           --------------
Basic and diluted net loss per share                                                                       $      (1.13)
                                                                                                           --------------
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